UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 1, 2016

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2016, WestRock Company (the “Company”) entered into a first amendment to the credit agreement (the “First Amendment”) with Wells Fargo Bank, National Association, as administrative agent and multicurrency agent, and the lenders under the credit agreement, dated July 1, 2015 (the “Credit Agreement”). The First Amendment, in part, extends the term of the revolver portion of the Credit Agreement by one year from 2020 to 2021. Except as changed by the First Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

The above description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the First Amendment attached as Exhibit 10.27.1 to this current report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, the Company filed a current report on Form 8-K with the Securities and Exchange Commission announcing that Robert K. Beckler, president, Packaging Solutions, would retire from the Company effective July 5, 2016. Mr. Beckler will receive payments consistent with the terms of that certain employment agreement, dated March 3, 2014, between him and MeadWestvaco Corporation. In addition, the Compensation Committee of the Company has determined to treat Mr. Beckler’s 2016 performance-based stock grant as if his employment will continue through the end of the vesting period associated with the grant, rather than require forfeiture of the award.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.27.1	First Amendment to Credit Agreement, dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016

WESTROCK COMPANY

By	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary